EXHIBIT 24.1

MOLYCORP, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
Each of the undersigned directors and officers of Molycorp, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints each of Geoffrey R. Bedford, Michael F. Doolan and Kevin W. Johnson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933 of shares of common stock of the Registrant issuable in connection with the Molycorp, Inc. 2010 Amended and Restated Equity and Performance Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving the acts of said attorneys in fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 23rd day of March, 2015.

Signature	Title
/s/ Geoffrey R. Bedford Geoffrey R. Bedford	President and Chief Executive Officer and Director (Principal Executive Officer)
/s/ Michael F. Doolan Michael F. Doolan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Russell D. Ball Russell D. Ball	Director
/s/ Brian T. Dolan Brian T. Dolan	Director
/s/ John Graell John Graell	Director
/s/ Charles R. Henry Charles R. Henry	Director
/s/ James J. Jackson James J. Jackson	Director
/s/ Constantine E. Karayannopoulos Constantine E. Karayannopoulos	Director
/s/ Mark S. Kristoff Mark S. Kristoff	Director
/s/ Alec Machiels Alec Machiels	Director
/s/ Dr. Michael Schwarzkopf Dr. Michael Schwarzkopf	Director